Exhibit 10.1

SUNRISE ASSISTED LIVING, INC.

LONG TERM INCENTIVE CASH BONUS PLAN

EFFECTIVE AUGUST 23, 2002

1.        PURPOSE

     The purpose of the Sunrise Assisted Living, Inc. Long Term Incentive Cash Bonus Plan (the “Plan”) is to provide incentives to certain key officers and other employees of the Company to contribute to the success of the Company’s wholly-owned limited liability company (“Sunco”) and two (2) joint ventures, PS UK Investment (Jersey) Limited Partnership and PS Germany Investment (Jersey) Limited Partnership (“PRICOA/Sunrise JVs”), by linking the payment of cash bonuses to the distribution of cash to the Company by Sunco with respect to Sunco’s interest in the PRICOA/Sunrise JVs.

2.        DEFINITIONS

             2.1 “Administrative Committee” means a committee comprised of the Chairman of the Board and Chief Executive Officer of the Company and the President of the Company.

             2.2 “Beneficiary” means the person or persons so designated by a Participant pursuant to Section 10.

             2.3 “Board” means the Board of Directors of the Company.

             2.4 “Bonus” or “Bonus Amount” means any amounts awarded to a Participant pursuant to Section 5.

             2.5 “Bonus Account” means an account established and maintained for each Participant with respect to any Bonus Amounts awarded to such Participant under the Plan. The Bonus Accounts shall be memorandum bookkeeping accounts only.

             2.6 “Bonus Award Agreement” means a written agreement between the Company and a Participant made pursuant to Section 6.

             2.7 “Cause” means, as determined by the Board, (i) fraud or theft against the Company or a subsidiary or conviction (no longer subject to appeal) for a felony offense; (ii) conviction (no longer subject to appeal) for a criminal offense involving moral turpitude; (iii) compromising trade secrets or other proprietary information of the Company, a subsidiary, or the PRICOA/Sunrise JVs that would result in material harm to the Company, a subsidiary, or the PRICOA/Sunrise JVs; (iv) willful or repeated failure or refusal to perform material assigned duties that would result in material harm to the Company, a subsidiary, or the PRICOA/Sunrise JVs; or (v) gross or willful misconduct that causes substantial and material harm to the business and operations of the Company, a subsidiary, or the PRICOA/Sunrise JVs.

             2.8 “Change in Control” means (i) any person, other than Paul J. Klaassen, Teresa M. Klaassen or their respective affiliates, associates or estates, becomes, after the date hereof, the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof; (iii) notwithstanding clauses (i) or (v) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 50% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person, other than Paul J. Klaassen, Teresa M. Klaassen or their respective affiliates, associates or estates, has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the persons having control of the Company; (vi) the consummation by the Company or a subsidiary of a merger (including a triangular merger involving a subsidiary) or other business combination transaction in which the Company issues equity securities representing 50% or more of its then outstanding common stock in such merger or other transaction; or (vii) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, other than in circumstances specifically covered by clauses (i) through (vi) above.

             2.9 “Committees” mean the Administrative Committee and the Compensation Committee.

             2.10 “Company” means Sunrise Assisted Living, Inc., a Delaware corporation.

             2.11 “Compensation Committee” means the Compensation Committee of the Board.

             2.12 “Disability” shall have the same meaning as under the Company-sponsored long-term disability plan.

             2.13 “Effective Date” means May 30, 2002, the effective date of the PRICOA/Sunrise JVs.

             2.14 “Executive Officer” means an “executive officer” within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934.

             2.15 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more these persons (or the Participant) own more than fifty percent of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

             2.16 “Good Reason” means (i) a reduction in a Participant’s base salary unless comparable adjustments are made for all officers and significant employees of the Company and subsidiaries; (ii) a material reduction in a Participant’s duties, responsibilities or authority, unless such reduction is for Cause (as defined above), provided, however, that such material reduction shall not be considered to have occurred as long as a Participant is an executive officer of the Company with substantial responsibilities in the operation of the Company; or (iii) relocation of the principal place of a Participant’s performance of the services contemplated by his or her position (the “Original Location”) to an area more than fifty (50) miles from the Original Location; provided, however, if the Participant agrees to relocate, the new location shall become the Original Location for purposes of the Plan and the Bonus Agreements.

             2.17 “Normal Retirement” means termination of employment after attainment of age 65. However, the Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers, within their discretion, may determine that a Participant who terminates employment prior to age 65 has terminated by virtue of Normal Retirement.

             2.18 “Non-Executive Officer” means an employee of the Company or its subsidiaries who is not an Executive Officer.

             2.19 “Participant” means a person who is designated, pursuant to Section 3, to be eligible to receive benefits under the Plan.

             2.20 “Plan” means this Sunrise Assisted Living, Inc. Long Term Incentive Cash Bonus Plan, as amended from time to time.

             2.21 “Plan Year” means a period beginning on January 1 of each calendar year and ending on December 31 of such calendar year, except that in the calendar year in which the Plan was approved and adopted, Plan Year means the period beginning on the Effective Date and ending on December 31 of such calendar year.

             2.22 “PRICOA/Sunrise JVs” means the PS UK Investment (Jersey) Limited Partnership and PS Germany Investment (Jersey) Limited Partnership joint ventures.

             2.23 “Sunco” means a wholly-owned limited liability company of the Company that owns a 10% carried interest in the PRICOA/Sunrise JVs.

             2.24 “Year of Service” means the total number of full years in which a Participant has been employed by the Company. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Participant’s date of hire and for any subsequent year, commences on an anniversary of that hire date. Any partial year of employment shall not be counted.

3.        ELIGIBILITY AND PARTICIPATION

             Participation in the Plan shall be limited to officers and other employees of the Company who are designated to be eligible. The Compensation Committee will designate the Executive Officers to be eligible under the Plan. The Board or the Administrative Committee will designate the Non-Executive Officers to be eligible under the Plan. The Compensation Committee will determine the Executive Officers who will participate under the Plan. The Administrative Committee will determine the Non-Executive Officers who will participate under the Plan.

4.        FUNDING OF BONUS POOL

             Cash distributed to the Company by Sunco with respect to Sunco’s interest in the PRICOA/Sunrise JVs shall be credited to a bonus pool (the “Bonus Pool”) to fund the Plan.

5.        ALLOCATION OF BONUS POOL AND BONUS AMOUNTS

             If cash has been distributed to the Company by Sunco with respect to Sunco’s interest in the PRICOA/Sunrise JVs and credited to the Bonus Pool, twenty-five percentage (25%) of the Bonus Pool shall be available to fund Bonuses to Executive Officers (the “Executive Officer Bonus Pool”) and seventy-five percentage (75%) of the Bonus Pool shall be available to fund Bonuses to Non-Executive Officers (the “Non-Executive Officer Bonus Pool”).

             5.1        Executive Officer Bonus Pool

             The Compensation Committee will allocate the Executive Officer Bonus Pool amounts as Bonuses to Executive Officer Participants in accordance with such Participants’ Bonus Award Agreements. The Compensation Committee may allocate amounts credited to the Executive Officer Bonus Pool as Bonuses at any time during a Plan Year, after a Plan Year, or with respect to periods that include more than one Plan Year. The Compensation Committee, in its sole discretion, shall determine the percentage, if any, of the Executive Officer Bonus Pool that is allocated to Executive Officer Participants. If the Compensation Committee allocates less than 100% of the Executive Officer Bonus Pool to Executive Officer Participants, then the percentage of the Executive Officer Bonus Pool not allocated to Executive Officer Participants shall be allocated to the Company. The Compensation Committee shall determine, in its sole discretion, the Bonus Amount, if any, allocated to an Executive Officer Participant. An Executive Officer Participant’s Bonus Amount, if any, shall be credited to such Participant’s Bonus Account.

             5.2        Non-Executive Officer Bonus Pool

             The Administrative Committee will allocate the Non-Executive Officer Bonus Pool amounts as Bonuses to Non-Executive Officer Participants in accordance with such Participants’ Bonus Award Agreements. The Administrative Committee may allocate amounts credited to the Non-Executive Officer Bonus Pool as Bonuses at any time during a Plan Year, after a Plan Year, or with respect to periods that include more than one Plan Year. The Administrative Committee, in its sole discretion, shall determine the percentage, if any, of the Non-Executive Officer Bonus Pool that is allocated to Non-Executive Officer Participants. If the Administrative Committee allocates less than 100% of the Non-Executive Officer Bonus Pool to Non-Executive Officer Participants, then the percentage of the Non-Executive Officer Bonus Pool not allocated to Non-Executive Officer Participants shall be allocated to the Company. The Administrative Committee shall determine, in its sole discretion, the Bonus Amount, if any, allocated to a Non-Executive Officer Participant. A Non-Executive Officer Participant’s Bonus Amount, if any, shall be credited to such Participant’s Bonus Account.

6.        BONUS AWARD AGREEMENT

     Each Bonus awarded under the Plan shall be evidenced by a written agreement (the “Bonus Award Agreement”) in such form or forms as the Compensation Committee with respect to Executive Officer Participants and the Administrative Committee with respect to Non-Executive Officer Participants shall from time to time determine, which specifies the terms and conditions of the Bonus. Bonus Award Agreements need not contain similar provisions but shall be consistent with the terms of the Plan.

7.        VESTING

             7.1        Vesting Schedule

             Except as otherwise provided in a Bonus Award Agreement, each Bonus awarded under the Plan shall vest and become distributable to the Participant pursuant to Section 8 in accordance with the following schedule:

Years of Service From
Date of Bonus Award	Vested Percentage
Less than 1	0
At least 1	20
At least 2	40
At least 3	60
At least 4	80
5 or more	100

             7.2        Acceleration of Vesting

     Notwithstanding Section 7.1, a Participant shall become 100% vested in the his or her Bonus upon (a) the Participant’s termination from employment by reason of death, Disability, Normal Retirement or in connection with a Change of Control, (b) the Participant’s termination of employment by the Company without Cause, (c) termination of employment by the Participant for Good Reason, or (d) the termination of the Plan pursuant to Section 12.2.

8.        DISTRIBUTIONS

             8.1        Form and Timing of Distributions

             Accumulated Bonus Amounts credited to a Participant’s Bonus Account that have vested pursuant to Section 7, if any, shall be distributed to the

Participant in the form of a cash lump sum payment as soon as practicable after such Bonus Amounts have vested, subject to Section 9.

             Notwithstanding any provision contained herein, no Bonus Amounts shall be paid to any Participant under the Plan unless and until Sunrise Assisted Living Investments, Inc. (“SALII”) receives distributions of Available Cash sufficient to provide SALII with a return of its: (i) Capital Contributions and (ii) any Party Loan made by SALII, made (with respect to Capital Contributions ) or in existence (with respect to the Party Loans) as of the date of the initial distribution of Available Cash to Sunco. The terms Available Cash, Capital Contributions and Party Loans are as defined in the Limited Partnership Agreements constituting the PRICOA/Sunrise JVs.

              8.2        Withholding

             The Company shall have the right to deduct from cash distributions hereunder any federal, state, or local taxes required by law to be withheld with respect to such distributions.

9.        TERMINATION OF EMPLOYMENT

             9.1        Termination Prior To 100% Vesting

             If a Participant’s employment with the Company terminates prior to the Participant fully vesting in his or her Bonus Account under Section 7, then the Participant shall forfeit all rights to receive any distribution for the unvested portion of the Participant’s accumulated Bonus Account.

             9.2        Termination Upon Death, Disability, or Retirement

             If a Participant’s employment with the Company terminates by reason of the Participant’s death, Disability, or Normal Retirement, then the Participant (or the Participant’s Beneficiary in the case of a Participant’s death) shall be eligible for the Bonus Amounts that would have otherwise been payable to him or her with respect to the Plan Year of termination and all future Plan Years. Such distribution(s), if any, will be made to the Participant (or the Participant’s Beneficiary in the case of a Participant’s death) in the same form and at the same time that all other Participants under the Plan receive their distributions.

             9.3        Termination Without Cause

             If (a) the Company terminates a Participant’s employment other than for Cause or (b) the Participant terminates the Participant’s employment at the request of the Company, then the Participant shall be eligible for the Bonus Amounts that would have otherwise been payable to him or her with respect to the Plan Year of termination and all future Plan Years. Such distribution(s), if any, will be made to the Participant (or the Participant’s Beneficiary in the case of a Participant’s death) in the same form and at the same time that all other Participants under the Plan receive their distributions.

             9.4        Termination For Good Reason

             If a Participant terminates employment with the Company for Good Reason, then the Participant shall be eligible for the Bonus Amounts that would have otherwise been payable to him or her with respect to the Plan Year of termination and all future Plan Years. Such distribution(s), if any, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions.

             9.5        Termination In Connection With A Change In Control

             If a Participant’s employment with the Company terminates in connection with a Change of Control, then the Participant shall be eligible for the Bonus Amounts that would have otherwise been payable to him or her with respect to the Plan Year of termination and all future Plan Years. Such distribution(s), if any, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions.

             9.6        Other Termination

             If a Participant’s employment with the Company terminates for any reason other than those specified in Sections 9.2 through 9.5, including, without limitation, termination for Cause or termination without Good Reason, then the Participant shall forfeit all rights to receive payment of any Bonus with respect to that Plan Year and all future Plan Years.

10.        BENEFICIARY DESIGNATION

             Each Participant may designate, by written notice to the Compensation Committee with respect to Executive Officer Participants and the Administrative Committee with respect to Non-Executive Officer Participants, any Family Member as such Participant’s Beneficiary under the Plan. By written notice to such Committee, a Participant may revoke the Participant’s designation of a Beneficiary or change such Participant’s Beneficiary at any time prior to such Participant’s death. If no Family Member has been designated by a Participant as such Participant’s Beneficiary or if no designated Beneficiary survives such Participant, such Participant’s Beneficiary shall be such Participant’s estate.

11.        ADMINISTRATION

              11.1        Committees

             The Plan shall be administered by the Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers to whom the Board has delegated by resolution authority relative to the Plan. The Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers may designate person(s) who are Company employees to oversee the day-to-day administration of the Plan. The Board may exercise all powers delegated to the Administrative Committee.

             11.2        General Rights, Powers, and Duties of Committees

             The Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers shall be responsible for the management, operation, and administration of the Plan. Subject to the remaining terms of the Plan, the Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers shall, in addition to those provided elsewhere in the Plan, have the following powers, rights, and duties:

             (a)        Designate Participants;

             (b)        Determine Bonus Amounts, if any;

             (c)        Establish the terms and conditions of each Bonus;

             (d)        Prescribe the form of each Bonus Award Agreement;

             (e)        Subject to the terms of the agreements regarding the PRICOA/Sunrise JVs, amend, modify, supplement, suspend, or terminate any outstanding Bonus awarded under the Plan, provided that no such action shall adversely affect the Bonus without the Participant’s consent thereto;

             (f)        Maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

             (g)        Direct the payment of benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

             (h)        To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

             The Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers shall also have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Bonus Award Agreement or other agreement relating thereto), and to otherwise supervise the administration of the Plan.

             Any determination made by the Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers pursuant to the provisions of the Plan with respect to any awards, payments, or other transactions under the Plan shall be made in the sole discretion of such Committee at the time of the award, payment, or other transaction or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

             11.3        Information to be Furnished to Committees

             Participants and their Beneficiaries shall furnish to the Committees such evidence, data, or information and execute such documents as the Committees request.

             11.4        Responsibility and Indemnification

             No member of the Committees or of the Board or any person who is designated to oversee the day to day administration of the Plan shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer, or employee of the Company within the scope of his or her Company duties. Each member of the Committees shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan, to the maximum extent permitted by law.

12.        AMENDMENT AND TERMINATION

              12.1        Amendment

             The Plan may be amended in whole or in part by the Company, by action of the Board, at any time. No such action may adversely affect the Bonus of any Participant without the Participant’s consent thereto. The Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers reserve the unilateral right to change any rule under the Plan if it deems such a change necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to the Plan.

             12.2        Company’s Right to Terminate

             The Company shall not terminate the Plan for five (5) years from the Effective Date. After five (5) years from the Effective Date, the Company reserves the sole right to terminate the Plan, by action of the Board, at any time. No such action may adversely affect the Bonus of any Participant without the Participant’s consent thereto. Notwithstanding the foregoing, if the Company terminates the Plan prior to ten (10) years from the Effective Date, then a Participant shall be entitled to receive the fair market value of the Bonus Amount that would have otherwise been payable to him or her based upon the projected distribution of cash to the Company by Sunco with respect to Sunco’s interest in the PRICOA/Sunrise JVs as of the date of the Plan termination. The Board shall determine the fair market value of such Bonus Amount for an Executive Officer Participant. The Compensation Committee shall determine the fair market value of such Bonus Amount for a Non-Executive Officer Participant. If a Participant does not agree with the Board’s or Compensation Committee’s determination of the Bonus Amount fair market value, an independent third party appraiser shall be selected jointly by the Board and an Executive Officer Participant or by Compensation Committee and a Non-Executive Officer Participant to determine the Bonus Amount fair market value. The determination of the independent third party appraiser shall be final and binding on the Company and the Participant. The costs of the independent third party appraiser shall be paid by the Company.

             12.3        Right to Terminate a Bonus

             Notwithstanding anything contained herein to the contrary, the Company shall have the right to terminate a Bonus as to any or all Beneficiaries of Participants if the Company determines, in its sole discretion, that the number of persons entitled to receive distributions in connection with Bonuses under the Plan might exceed 99. If the Company terminates a Bonus, the Beneficiary shall be entitled to receive the fair market value of the Bonus Amount that would have otherwise been payable to him or her based upon the projected distribution of cash to the Company by Sunco with respect to Sunco’s interest in the PRICOA/Sunrise JVs as of the date of the termination. The Board shall determine the fair market value of such Bonus Amount for the Beneficiary of a Non-Executive Officer. The Compensation Committee shall determine the fair market value of such Bonus Amount for the Beneficiary of an Executive Officer. If the Beneficiary does not agree with the Board’s or Compensation

Committee’s determination of the Bonus Amount fair market value, an independent third party appraiser shall be selected jointly by the Board and the Beneficiary of a Non-Executive Officer or by Compensation Committee and the Beneficiary of an Executive Officer to determine the Bonus Amount fair market value. The determination of the independent third party appraiser shall be final and binding on the Company and the Beneficiary. The costs of the independent third party appraiser shall be paid by the Company.

13.        MISCELLANEOUS

             13.1        No Implied Rights; Rights on Termination of Service

             Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Compensation Committee with respect to Executive Officers and the Administrative Committee with respect to Non-Executive Officers in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

             13.2        No Right to Assets of Company, Sunco, or PRICOA/Sunrise JVs

             Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company, Sunco, or the PRICOA/Sunrise JVs whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, Sunco, or the PRICOA/Sunrise JVs, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from cash distributed to the Company by Sunco with respect to Sunco’s interest in the PRICOA/Sunrise JVs. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company, Sunco, or the PRICOA/Sunrise JVs. Nothing contained in the Plan constitutes a guarantee by the Company, Sunco, or the PRICOA/Sunrise JVs that the assets held in the Bonus Pool shall be sufficient to pay any benefit to any person.

             13.3        No Employment Rights

             Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, shall obligate the Participant to continue in the service of the Company, or shall serve as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to the Participant.

             13.4        Other Benefits

             No Bonus paid under the Plan shall be considered compensation for purposes of computing benefits under any “employee benefit plan” (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

              13.5        Offset

             If, at the time payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company, then the payments under the Plan remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

              13.6        Non-assignability

             Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

             13.7        Notice

             Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, sent by registered or certified mail, or sent by facsimile to the Company at its principal office, directed to the attention of the Compensation Committee with respect to Executive Officers and the Administrative Committee c/o the President of the Company with respect to Non-Executive Officers. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or facsimile, as of the date shown on the postmark, facsimile, or the receipt for registration or certification.

             13.8        Governing Law

             The Plan and all awards made and actions taken under the Plan shall be governed and construed according to the laws of the State of Delaware (without regard to the choice of law rules thereof.)

             13.9        Gender and Number

             Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

              13.10        Severability

             In the event any provision of the Plan shall be held legally invalid for any reasons, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

             This Plan was duly adopted and approved by the Compensation Committee of the Board of Directors of the Company on the 23rd of August, 2002.

/s/ Julian Myers Benton Julian Myers Benton Assistant Secretary

TABLE OF CONTENTS

1.	PURPOSE	2
2.	DEFINITIONS	2
3.	ELIGIBILITY AND PARTICIPATION	5
4.	FUNDING OF BONUS POOL	5
5.	ALLOCATION OF BONUS POOL AND BONUS AMOUNTS	6
	5.1 Executive Officer Bonus Pool	6
	5.2 Non-Executive Officer Bonus Pool	6
6.	BONUS AWARD AGREEMENT	7
7.	VESTING	7
	7.1 Vesting Schedule	7
	7.2 Acceleration of Vesting	7
8.	DISTRIBUTIONS	7
	8.1 Form and Timing of Distributions	7
	8.2 Withholding	8
9.	TERMINATION OF EMPLOYMENT	8
	9.1 Termination Prior To 100% Vesting	8
	9.2 Termination Upon Death, Disability, or Retirement	8
	9.3 Termination Without Cause	8
	9.4 Termination For Good Reason	9
	9.5 Termination In Connection With A Change In Control	9
	9.6 Other Termination	9
10.	BENEFICIARY DESIGNATION	9
11.	ADMINISTRATION	10
	11.1 Committees	10
	11.2 General Rights, Powers, and Duties of Committees	10
	11.3 Information to be Furnished to Committees	11
	11.4 Responsibility and Indemnification	11
12.	AMENDMENT AND TERMINATION	11
	12.1 Amendment	11
	12.2 Company’s Right to Terminate	12
	12.3 Right to Terminate a Bonus	12
13.	MISCELLANEOUS	13
	13.1 No Implied Rights; Rights on Termination of Service	13
	13.2 No Right to Assets of Company, Sunco, or PRICOA/Sunrise JVs	13
	13.3 No Employment Rights	13
	13.4 Other Benefits	14
	13.5 Offset	14
	13.6 Non-assignability	14
	13.7 Notice	14
	13.8 Governing Law	15
	13.9 Gender and Number	15
	13.10 Severability	15